EXHIBIT 32.1

SELECTICA, INC.

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Selectica, Inc. (the “Company”) on Form 10-Q for the quarter ended September 30, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Robert Jurkowski , Chairman and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: November 13, 2007

/s/ ROBERT JURKOWSKI
Robert Jurkowski
Chairman and Chief Executive Officer